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                   [NEW ENGLAND FINANCIAL LOGO APPEARS HERE]

                             NEW ENGLAND FINANCIAL
                              A MetLife Affiliate

March 15, 2000

TO OWNERS OF NELICO VARIABLE LIFE INSURANCE POLICIES:

A Special Meeting of Shareholders of the Goldman Sachs Midcap Value Series (the "Series") of New England Zenith Fund (the "Trust") will be held on April 13, 2000. At the Shareholders Meeting, New England Life Insurance Company ("NELICO") will vote all shares of the Series held in the New England Variable Life Separate Account which are attributable to NELICO Variable Life Insurance Policies in accordance with instructions received from Policy Owners. You are now being asked how shares of the Series deemed attributable to your Policy should be voted at the Shareholders Meeting. Under some plans, however, plan participants may have the right to instruct Policy Owners as to how all or a portion of the votes attributable to a Policy are to be cast, and Policy Owners are required to cast such votes as instructed.

If this is the case under your plan, please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Voting Instruction Form to each plan participant entitled to give you voting instructions, as the Policy Owner. The record date of the Shareholders Meeting is January 31, 2000. Enclosed are copies of the Notice of Meeting and Proxy Statement relating to the Shareholders Meeting, as well as a Voting Instruction Form with the name of each plan participant with some or all of their cash value invested in the Series as of that date.

The Voting Instruction Form is to be used by each plan participant to convey instructions to you as Policy Owner. VOTING INSTRUCTION FORMS COMPLETED BY YOUR PLAN PARTICIPANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM A PLAN PARTICIPANT, YOU SHOULD RECORD THESE VOTES ON THE SEPARATE (YELLOW) PLAN PARTICIPANT LISTING PROVIDED. RETURN ONLY THE SINGLE VOTING INSTRUCTION FORM IN YOUR NAME, SIGNED BY YOU, ALONG WITH THE SEPARATE PLAN PARTICIPANT LIST, COMPLETED TO INDICATE HOW YOU HAVE BEEN INSTRUCTED TO VOTE BY EACH PLAN PARTICIPANT.

IF NO PLAN PARTICIPANTS TRANSMIT VOTING INSTRUCTIONS, OR IF THE PLAN PARTICIPANTS DO NOT HAVE THE RIGHT TO INSTRUCT YOU, AS POLICY OWNER, HOW TO VOTE, CAST ALL VOTES AT YOUR SOLE DISCRETION BY COMPLETING AND SIGNING THE VOTING INSTRUCTION FORM NAMING THE POLICY OWNER.

IN ORDER FOR THE VOTES UNDER YOUR POLICIES TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR PLAN PARTICIPANTS, YOU MUST RETURN A COMPLETED, SIGNED VOTING INSTRUCTION FORM. If you fail to return a signed Voting Instruction Form, shares of the Fund deemed attributable to your Policies will be voted by NELICO in proportion to the voting instructions received from all other NELICO Variable Life Insurance Policy Owners.

If you have any questions concerning these procedures, please call Charlie Antonioy, Consultant, New England Life Insurance Company at (617) 578-3808.

                               [NEF "wave" logo]
                              501 BOYLSTON STREET
                               [NEF "wave" logo]
                             BOSTON, MASSACHUSETTS
                               [NEF "wave" logo]
                                 T 617-578-2000

                 New England Life Insurance Company, Boston, MA

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LT